EXHIBIT 8

PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

Subsidiaries as at December 31, 2013

Our consolidated financial statements include the financial statements of PLDT and the following subsidiaries (collectively, the “PLDT Group”) as at December 31, 2013 and 2012:

			Percentage of Ownership
			December 31,
	Place of		2013		2012
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect

Wireless
Smart:	Philippines	Cellular mobile services	100.0	—	100.0	—
Smart Broadband, Inc., or SBI, and Subsidiary	Philippines	Internet broadband distribution services	—	100.0	—	100.0
Primeworld Digital Systems, Inc., or PDSI	Philippines	Internet broadband distribution services	—	100.0	—	100.0
I-Contacts Corporation	Philippines	Call center services	—	100.0	—	100.0
Wolfpac Mobile, Inc.	Philippines	Mobile applications development and services	—	100.0	—	100.0
Wireless Card, Inc.	Philippines	Promotion of the sale and/or patronage of debit and/or charge cards	—	100.0	—	100.0
Smart e-Money, Inc., or SeMI, (formerly Smarthub, Inc.)(a)	Philippines	Software development and sale of maintenance and support services	—	100.0	—	100.0
Smart Money Holdings Corporation, or SMHC:	Cayman Islands	Investment company	—	100.0	—	100.0
Smart Money, Inc., or SMI	Cayman Islands	Mobile commerce solutions marketing	—	100.0	—	100.0
Far East Capital Limited, or FECL, and Subsidiary, or FECL Group	Cayman Islands	Cost effective offshore financing and risk management activities for Smart	—	100.0	—	100.0
PH Communications Holdings Corporation	Philippines	Investment company	—	100.0	—	100.0
Francom Holdings, Inc.:	Philippines	Investment company	—	100.0	—	100.0
Connectivity Unlimited Resource Enterprise, or CURE	Philippines	Cellular mobile services	—	100.0	—	100.0
Chikka Holdings Limited, or Chikka, and Subsidiaries, or Chikka Group	British Virgin Islands	Content provider, mobile applications development and services	—	100.0	—	100.0
Chikka Communications Consulting (Beijing) Co. Ltd., or CCCBL	China	Mobile applications development and services	—	100.0	—	100.0
Chikka Pte. Ltd., or CPL	Singapore	Managing patent and trademark portfolio	—	100.0	—	100.0
Smarthub Pte. Ltd., or SHPL:	Singapore	Investment company	—	100.0	—	100.0
Takatack Pte. Ltd., or TPL, (formerly SmartConnect Global Pte. Ltd.)(b)	Singapore	International trade of satellites and Global System for Mobile Communication, or GSM, enabled global telecommunications	—	100.0	—	100.0
3rd Brand Pte. Ltd., or 3rd Brand	Singapore	Solutions and systems integration services	—	85.0	—	85.0
Voyager Innovations, Inc., or Voyager(c)	Philippines	Mobile applications development and services	—	100.0	—	—
Telesat, Inc.(d)	Philippines	Satellite communications services	100.0	—	100.0	—
ACeS Philippines Cellular Satellite Corporation, or ACeS Philippines	Philippines	Satellite information and messaging services	88.5	11.5	88.5	11.5
Mabuhay Investments Corporation, or MIC, (formerly Mabuhay Satellite Corporation)(e)	Philippines	Investment company	67.0	—	67.0	—
Digitel Mobile Philippines, Inc., or DMPI, (a wholly-owned subsidiary of Digitel)	Philippines	Cellular mobile services	—	99.6	—	99.5

Fixed Line
PLDT Clark Telecom, Inc., or ClarkTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Subic Telecom, Inc., or SubicTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Global Corporation, or PLDT Global, and Subsidiaries	British Virgin Islands	Telecommunications services	100.0	—	100.0	—
Smart-NTT Multimedia, Inc.(d)	Philippines	Data and network services	100.0	—	100.0	—
PLDT-Philcom, Inc., or Philcom, and Subsidiaries, or Philcom Group	Philippines	Telecommunications services	100.0	—	100.0	—
ePLDT, Inc., or ePLDT(f):	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and information technology, or IT, related services	100.0	—	100.0	—
IP Converge Data Services, Inc., or IPCDSI(g)	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	—	100.0	—	100.0
iPlus Intelligent Network, Inc.,or iPlus(h)	Philippines	Managed IT outsourcing	—	100.0	—	100.0
Curo Teknika, Inc., or Curo(h)	Philippines	Managed IT outsourcing	—	100.0	—	—
ABM Global Solutions, Inc., or AGS, and Subsidiaries, or AGS Group(i)	Philippines	Internet-based purchasing, IT consulting and professional services	—	99.2	—	97.1
ePDS, Inc., or ePDS	Philippines	Bills printing and other related value-added services, or VAS	—	67.0	—	67.0
netGames, Inc., or netGames(j)	Philippines	Gaming support services	—	57.5	—	57.5
Digitel	Philippines	Telecommunications services	99.6	—	99.5	—
Digitel Capital Philippines Ltd., or DCPL(k)	British Virgin Islands	Telecommunications services	—	99.6	—	99.5
Digitel Information Technology Services, Inc.(l)	Philippines	Internet services	—	99.6	—	99.5
PLDT-Maratel, Inc., or Maratel	Philippines	Telecommunications services	98.0	—	97.8	—
Bonifacio Communications Corporation, or BCC	Philippines	Telecommunications, infrastructure and related VAS	75.0	—	75.0	—
Pilipinas Global Network Limited, or PGNL, and Subsidiaries	British Virgin Islands	International distributor of Filipino channels and content	60.0	—	60.0	—

Others
PLDT Global Investments Holdings, Inc., or PGIH, (formerly SPi Global Holdings, Inc.)(m)(n):	Philippines	Investment company	100.0	—	100.0	—
PLDT Global Investments Corporation, or PGIC	British Virgin Islands	Investment company	—	100.0	—	—
PLDT Communications and Energy Ventures, Inc., or PCEV	Philippines	Investment company	—	99.8	—	99.8

(a)	On July 12, 2013, the Philippine SEC approved the change in the business name of Smarthub, Inc. to Smart e-Money, Inc.
(b)	On September 29, 2013, by a special resolution of the Board of Directors of SmartConnect Global Pte. Ltd., resolved to change its registered business name to Takatack Pte. Ltd.
(c)	On January 7, 2013, Voyager was registered with the Philippine SEC to provide mobile applications development and services.
(d)	Ceased commercial operations.
(e)

Ceased commercial operations; however, on January 13, 2012, the Philippine SEC approved the amendment of MIC’s Articles of Incorporation changing its name from Mabuhay Satellite Corporation to Mabuhay Investments Corporation and its primary purpose from satellite communication to holding company.

(f)	On June 11, 2012, MySecureSign, Inc., or MSSI, and ePLDT were merged, wherein ePLDT became the surviving company.

(g)	On October 12, 2012, ePLDT acquired 100% equity interest in IPCDSI.
(h)	On October 30, 2013, Curo was incorporated to take-on the Outsourced IT Services as a result of the spin-off of iPlus.
(i)	In December 2012 and January 2013, ePLDT acquired an additional 5.7% equity interest in AGS from its minority shareholders, thereby increasing ePLDT’s ownership in AGS from 93.5% to 99.2%.
(j)	Ceased commercial operations in January 2013.
(k)	Liquidated in January 2013.
(l)	Corporate life shortened until June 2013.
(m)

On December 4, 2012, our Board of Directors authorized the sale of our Business Process Outsourcing, or BPO, segment, which was completed in April 2013. Consequently, as at December 31, 2013, the BPO segment was classified as discontinued operations and a disposal group held-for-sale. See Note 2 Summary of Significant Accounting Policies – Discontinued Operations and Note 3 – Management’s Use of Accounting Judgments, Estimates and Assumptions – Assets Classified as Held-for-Sale and Discontinued Operations.

(n)	On June 3, 2013, the Philippine SEC approved the change in the business name of SPi Global Holdings, Inc. to PLDT Global Investments Holdings, Inc.